UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2008
infoUSA Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)
Registrant’s telephone number, including area code: (402) 593-4500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
As previously disclosed, effective December 24, 2007, the Board of Directors of infoUSA Inc. (the “Company”) formed a Special Litigation Committee in response to the consolidated complaint In re infoUSA, Inc. Shareholders Litigation, Consol. Civil Action No. 1956-CC (Del. Ch.), and a related informal investigation into the Company by the Securities and Exchange Commission (the “SEC”). In light of the ongoing investigation, and as previously disclosed, the Company was unable to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) by the SEC’s filing deadline. The Company currently expects that it also will not be able to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “1Q 2008 Form 10-Q”) by the SEC’s filing deadline.
On April 9, 2008, the Company issued a press release announcing, among other things, its preliminary unaudited selected financial and operating data for the first quarter ended March 31, 2008. A copy of the Company’s press release, dated April 9, 2008, is furnished herewith as Exhibit 99.1 to this Form 8-K (the “April 9, 2008 Press Release”). The information contained in the April 9, 2008 Press Release regarding the preliminary unaudited selected financial and operating data for the first quarter ended March 31, 2008, is incorporated by reference into this Item 2.02 from the press release.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 9, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoUSA Inc.
By:	/s/ Stormy L. Dean
Stormy L. Dean
Chief Financial Officer

Date: April 9, 2008

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release, dated April 9, 2008.